Exhibit 3.2

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.380)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.380 - Before issuance of Stock)

1. Name of the corporation:
DAS, INC.

2. The articles have been amended as follows (provide article number if available):
Change number of authorized shares to 100,000,000 at par value of 0.001

3. The undersigned declare that they constitute at least two-thirds of the incorporators o, or of the board of directors x (check one box only)

4. Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.) X /s/ Karen Gentile Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees ay cause this filing to be rejected.

This form must be accompanied by appropriate fees.

STATE OF NEVADA
ROSS MILLER Secretary of State	OFFICE OF THE STATE SECRETARY OF STATE.	SCOTT W. ANDERSON Deputy Secretary For Commercial Recordings

Filing Acknowledgement

June 27, 2007

Job Number	Corporation Number
C20070627-2659	E0447542007-4

Filing Description	Document Filing Number	Date/ Time of Filing
Articles of Incorporation	20070442538-15	June 27, 2007 04:03:18 PM

Corporation Name	Resident Agent
DAS, Inc.	CSC SERVICES OF NEVADA INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the  date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

                    Respectfully,

                  /s/Ross Miller
                    ROSS MILLER
                    Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

CORPORATE CHARTER

I,  ROSS MILLER,  the duly elected and qualified Nevada Secretary of State, do hereby certify that DAS, INC., did on
June 27, 2007, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my
hand and affixed the Great Seal of State, at my office
on June 28, 2007

/s/ Ross Miller
Ross Miller
Secretary of State

By:   /s/ Sandra A. Knaat
Certification Clerk